Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

W&T Announces Settlement Agreement with Majority of Surety Providers

HOUSTON, TX June 17, 2025 – W&T Offshore, Inc. (NYSE: WTI) (“W&T” or the “Company”) today announced that it has come to a settlement agreement with two of its largest surety providers which calls for the dismissal of a previously filed lawsuit. The settlement agreement requires the surety providers to withdraw their current collateral demands, and further provides that the surety providers may not make additional collateral demands or increase premiums through December 31, 2026.

Key highlights for the settlement agreement include:

•	Dismissal of all claims by the applicable party in the lawsuit, without prejudice;

•	Two participating surety providers, together with W&T’s other major surety provider who did not attempt to increase premiums or call for collateral, represent nearly 70% of W&T’s surety bond portfolio;

•	Premium rates for all existing bonds provided by the two surety providers will be locked in at W&T’s historical rates without increase through December 31, 2026, representing a prolonged rate lock in excess of “ordinary course” rate negotiations, thereby providing consistency and predictability in W&T’s premium expense;

•	W&T is not required to provide any collateral to the applicable sureties, and the applicable surety providers will immediately withdraw all demands for collateral;

•	Surety providers may not make demands for collateral through December 31, 2026, outside certain limited circumstances involving unlikely events of default; and

•	Parties retain the right to negotiate and establish new surety bonds at rates to be determined in the ordinary course.

Tracy W. Krohn, W&T’s Chairman and Chief Executive Officer stated, “We are pleased with the agreement that we have reached with two of our largest surety providers, and we believe that the objectives achieved in this outcome illustrate the strength of the legal position that W&T has aggressively advanced since the beginning of these unnecessary surety lawsuits. This outcome is very positive for W&T overall, as we will not acquiesce to unjustified collateral demands made by the applicable sureties and we have locked in our historical premium rates through the end of 2026. We believe the entry into these settlement agreements vindicates our resolve to stand up to surety providers’ unjustified demands on independent oil and gas operators, such as W&T. For the past 40 plus years, W&T has reliably plugged and abandoned assets, paid its negotiated premiums and operated responsibly in the Gulf of America. We demand fairness and transparency for all oil and natural gas producers in the Gulf of America and will continue to pursue the pending litigation against our other surety providers that have unlawfully colluded and decided to not deal fairly with W&T and other independent oil and gas producers.”

“This agreement, coupled with the promising developments in the regulatory environment driven by the White House’s directives, alleviates some of the uncertainty that has unnecessarily and artificially suppressed our stock price and we expect that this will allow us to deliver more value to our shareholders. Since the start of the year, we have strengthened our balance sheet, and we have a solid cash position with sufficient liquidity to enable us to continue to evaluate growth opportunities, both organically and inorganically. Operationally and financially, our start to 2025 has been strong, and we expect production to continue to increase thus driving more value creation. We are well-positioned to succeed and believe that the future is bright for W&T.”

About W&T Offshore

W&T Offshore, Inc. is an independent oil and natural gas producer with operations offshore in the Gulf of America and has grown through acquisitions, exploration and development. As of March 31, 2025, the Company had working interests in 52 fields in federal and state waters (which include 45 fields in federal waters and seven in state waters). The Company has under lease approximately 634,700 gross acres (496,900 net acres) spanning across the outer continental shelf off the coasts of Louisiana, Texas, Mississippi and Alabama, with approximately 487,200 gross acres on the conventional shelf, approximately 141,900 gross acres in the deepwater and 5,600 gross acres in Alabama state waters. A majority of the Company’s daily production is derived from wells it operates. For more information on W&T, please visit the Company’s website at www.wtoffshore.com.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release, including those regarding the potential outcome of the litigation, the impact of the settlement on the Company, potential growth opportunities, and the Company’s future production are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. Items contemplating or making assumptions about actual or potential future production and sales, prices, market size, and trends or operating results also constitute such forward-looking statements.

These forward-looking statements are based on the Company’s current expectations and assumptions about future events and speak only as of the date of this release. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, as results actually achieved may differ materially from expected results described in these statements. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, unless required by law.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ including, among other things, the regulatory environment, including availability or timing of, and conditions imposed on, obtaining and/or maintaining permits and approvals, including those necessary for drilling and/or development projects; the impact of current, pending and/or future laws and regulations, and of legislative and regulatory changes and other government activities, including those related to permitting, drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of the Company’s products; inflation levels; global economic trends, geopolitical risks and general economic and industry conditions, such as the global supply chain disruptions and the government interventions into the financial markets and economy in response to inflation levels and world health events; volatility of oil, NGL and natural gas prices; the global energy future, including the factors and trends that are expected to shape it, such as concerns about climate change and other air quality issues, the transition to a low-emission economy and the expected role of different energy sources; supply of and demand for oil, NGLs and natural gas, including due to the actions of foreign producers, importantly including OPEC and other major oil producing companies (“OPEC+”) and change in OPEC+’s production levels; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver the Company’s oil and natural gas and other processing and transportation considerations; inability to generate sufficient cash flow from operations or to obtain adequate financing to fund capital expenditures, meet the Company’s working capital requirements or fund planned investments; price fluctuations and availability of natural gas and electricity; the Company’s ability to use derivative instruments to manage commodity price risk; the Company’s ability to meet the Company’s planned drilling schedule, including due to the Company’s ability to obtain permits on a timely basis or at all, and to successfully drill wells that produce oil and natural gas in commercially viable quantities; uncertainties associated with estimating proved reserves and related future cash flows; the Company’s ability to replace the Company’s reserves through exploration and development activities; drilling and production results, lower–than–expected production, reserves or resources from development projects or higher–than–expected decline rates; the Company’s ability to obtain timely and available drilling and completion equipment and crew availability and access to necessary resources for drilling, completing and operating wells; changes in tax laws; effects of competition; uncertainties and liabilities associated with acquired and divested assets; the Company’s ability to make acquisitions and successfully integrate any acquired businesses; asset impairments from commodity price declines; large or multiple customer defaults on contractual obligations, including defaults resulting from actual or potential insolvencies; geographical concentration of the Company’s operations; the creditworthiness and performance of the Company’s counterparties with respect to its hedges; impact of derivatives legislation affecting the Company’s ability to hedge; failure of risk management and ineffectiveness of internal controls; catastrophic events, including tropical storms, hurricanes, earthquakes, pandemics and other world health events; environmental risks and liabilities under U.S. federal, state, tribal and local laws and regulations (including remedial actions); potential liability resulting from pending or future litigation; the Company’s ability to recruit and/or retain key members of the Company’s senior management and key technical employees; information technology failures or cyberattacks; and governmental actions and political conditions, as well as the actions by other third parties that are beyond the Company’s control, and other factors discussed in W&T Offshore’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q found at www.sec.gov or at the Company’s website at www.wtoffshore.com under the Investor Relations section.

CONTACT:	Al Petrie	Sameer Parasnis
	Investor Relations Coordinator	Executive VP and CFO
	investorrelations@wtoffshore.com	sparasnis@wtoffshore.com
	713-297-8024	713-513-8654

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